Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-3 (Nos. 333-99643 and 333-59894) and (ii) the Registration Statements on Form S-8 (Nos. 33-62825, 33-62827, 33-62829, 33-62831, 33-62833, 33-62835, 33-62837, 33-62839, 33-62841, 33-62943, 33-63247, 33-63249, 33-63253, 333-03275, 333-03277, 333-19241, 333-77615, 333-59854 and 333-108384) of Burlington Northern Santa Fe Corporation of our report dated February 11, 2004 relating to the consolidated financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Fort Worth, Texas

February 11, 2004